                                     As filed pursuant to Rule 424(b)(3) and (c)
                                                      Registration No. 333-78959

Prospectus Supplement dated November 1, 2000 to Prospectus dated August 18, 1999, as supplemented October 20, 1999, November 1, 1999, November 18, 1999, December 6, 1999, January 10, 2000, February 11, 2000, May 8, 2000, July 31, 2000 and August 17, 2000

                                DOUBLECLICK INC.

           $250,000,000 4.75% Convertible Subordinated Notes due 2006
                  (Interest Payable March 15 and September 15)

                              --------------------

                        6,060,606 Shares of Common Stock

                              --------------------

         The information contained in the table appearing under the heading "Selling Securityholders" on pages 40 - 42 of the Prospectus is hereby amended to add the following information:

                                         Principal                   Shares of
                                         Amount of   Percentage of  Common Stock
                                        Notes that       Notes       that may be
Name of Selling Securityholder          May be Sold   Outstanding      Sold(1)
-----------------------------------------------------------------------------
The Class 1C Company LTD............... $1,500,000       *            36,363
Salomon Brothers Asset Management Inc.. $2,500,000      1%            60,606
Goldman Sachs and Company.............. $1,190,000       *            28,848

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* less than one percent

(1) Assumes a conversion price of $41.25 per share (adjusted to reflect the 2-for-1 split of common stock effected on January 10, 2000) and a cash payment in lieu of any fractional interest.